Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-206895 on Form S-8 of BB&T Corporation of our report dated June 27, 2019 appearing in this Annual Report on Form 11-K of the BB&T Corporation 401(k) Savings Plan for the year ended December 31, 2018.

/s/ Crowe LLP

Oak Brook, Illinois
June 27, 2019